EXHIBIT 99.1

CONTACT:
Thor Erickson - Investor Relations            +1 (678) 260-3110
Fred Roselli - Media Relations            +1 (678) 260-3421
Lauren Sayeski - European Media Relations    + 44 (0) 7528 251 022

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST
PRESENTATION TO BARCLAYS BACK-TO-SCHOOL CONFERENCE
ATLANTA, August 28, 2013 - Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) said that Chairman and Chief Executive Officer John F. Brock and Chief Financial Officer Bill Douglas will present at the Barclays Back-to-School Conference in Boston on Wednesday, September 4 at 9:45 a.m. ET, 2:45 p.m. GMT, and 3:45 p.m. CET.
The public can listen to the presentation through a live webcast via the company's website, www.cokecce.com. A replay of the presentation will be available later that day.
Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world's largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on twitter at @cokecce.